ECOLOGIC PRODUCTS, INC./PARK 'N FLY CAR WASH SERVICES AGREEMENT

This agreement, (hereinafter referred to as the "Agreement"), effective as of September 24 , 2009, is entered into by and between Park N Fly Inc., a Delaware corporation with offices at 2060 Mount Paran Road, NW, Atlanta, GA, 30327, (hereinafter referred to as "CLIENT"), and Ecologic Products, Inc., a _Nevada Corporation with offices at 1333 Ocean Avenue Suite D, Santa Monica, CA 90401_ (hereinafter referred to as "Provider").

WITNESSETH:

WHEREAS, Provider is engaged in the business of providing environmentally friendly car wash cleaning services which services include without limitation cleaning vehicle exterior and interior surfaces, tires, windows and any other requested component of a motor vehicle, applying wax and/or proprietary cleaning products to improve the appearance of the vehicle (hereinafter collectively referred to as the "Services"); and

WHEREAS, the Client is the sole owner and holder of all right, title and interest in and to the name "Park 'N Shine" and wishes to provide car cleaning services to its patrons using its own Park 'N Shine brand at a certain facility located as specified and defined in the location addendum attached hereto and incorporated herein by reference (the "Property"); and

WHEREAS, Client and Provider desire to enter into an agreement whereby Provider shall provide Client the Services for guests and customers of the Property using the Park 'N Shine brand cobranded with Provider's brand as agreed by the parties, and the parties desire to set forth the terms and conditions of their agreement herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, and other good and valuable consideration the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1) SERVICES.

In addition to the General Conditions set forth in Article 2, the following shall specifically apply to the provision of Services by Provider at the Property:

a) Property Space for Services.

Client shall provide a location within its public space mutually agreeable to Client and Provider, however, notwithstanding anything to the contrary, the location shall be at the sole discretion of Client, for Provider to operate its Services (the "Cleaning Space"). Client shall provide the Cleaning Space to Provider at no cost and expense.

b) Staffing and Equipment.

Provider shall supply all staff, equipment and materials as necessary to provide the Services to guests and customers at the Property during hours and days reasonably

determined by Provider and Client, said Services to be of the highest quality available in the market, in accordance with service levels established by the Client upon written notice to the Provider, from time to time.

c) Charges.

Client shall charge for the Services as the customer exits the facility through the Parking POS. If there is a service specific POS available, charges will take place at the time of purchase with a mutually agreed upon methodology, except that all funds, whether collected at the time of purchase, the time of exit, or the time of reservation on the internet shall be deposited into an account designated by Client and distributed as agreed. Client shall remit payment to Provider on a bi-weekly basis based on Provider's rate schedule for the Services as mutually agreed from time to time, but initially in accordance with a copy of the rate schedule attached hereto as "Exhibit A" and incorporated herein by reference.

b) Compliance With Certain Legal Requirements for Services.

Without limitation, Provider at all times shall comply with all local, State, and Federal laws governing the Services contemplated in this agreement, proper material handling procedures, OSHA guidelines, and laws related to employment, workers compensation, and other regulations. In the event that Provider fails to maintain such compliance and fails to cure such non-compliance within thirty days of written notice from Client, Client shall have the right to terminate if not cured within 30 days shall result in the immediate termination of this contract.

c) Promotion of Services by Client or Provider

Client and Provider shall use all reasonable commercial efforts to promote the Service to customers of the Client and to the general traveling public. Both parties agree that such promotion shall require approval by either party when such party's trademarks or logos are used in such promotion. Notwithstanding anything to the contrary herein, the parties agree to approve in advance materials that are regularly used in the ordinary course of business so that business will not be interrupted by such approval process.

2) GENERAL TERMS AND CONDITIONS.

a) Term.

The term of this Agreement shall be three (3) years commencing upon the commencement date of the Services at the Property and shall automatically terminate unless renewed by the agreement of the parties for a further term of three (3) years, such right of renewal to continue for each succeeding three (3) year period for so long as the parties shall renew on or before the preceding date of termination;provided, however, that Client shall have the the right to terminate this Agreement by written notice to Provider upon the termination of the Client's lease relating to the Property, if applicable.

b) Provider Employees.

Provider shall: (a) maintain the operating standards established by Client for all employees uniformly at the Property, including without limitation such standards with respect to uniforms, greetings, and personal appearance, and (b) Client shall have the right to disapprove any of Provider employee working at the Property, with or without cause, and require Provider to replace any employee that is objectionable to Client. Provider's manager of the Services shall attend Property staff meetings and other meetings as requested by Client.

c) Property Rights

Provider is granted a license to use the Cleaning Space and the Park 'N Shine marks for the purposes herein set forth. In no event shall this license be deemed or construed to run with the land or create or vest a leasehold, easement, or other interest or rights in Client's property. Provider agrees that no permanent or possessory interest shall accrue to Provider at any time or by exercise of the permission given hereunder, and that Provider shall not claim any such interest in Client's Property. Client and Provider agree that Client may, in its sole discretion, invest capital to construct a detail shop area including, without limitation, service counter, carwash software and POS hardware, mobile atomizers, and signage, and that such property shall at all times remain the property of Client.

d) Compliance

Provider agrees to provide the Services in compliance with all applicable laws, rules, regulations and procedures issued by federal, state and local governmental authorities (collectively known as "Laws"). Client or its designated representatives may, but shall have no obligation to, inspect and examine Provider's operations and procedures at all reasonable times to determine Provider's compliance with Laws; provided, however, that such right of inspection and examination shall be exercised in a reasonable manner and not interfere with Provider's business at the Property. Client's right to inspect shall not obligate Client to ensure Provider's compliance with Laws, nor shall the fact that Client did or does not inspect Provider's operations procedures as provided herein create any liability of Client with respect thereto.

e) Indemnification.

Each party shall indemnify, defend and hold harmless the other, the other's affiliates and subsidiaries, and the other's and the other's affiliates' and subsidiaries' respective directors, officers, employees, shareholders, agents and representatives (collectively, the "Indemnified Parties" and individually an "Indemnified Party") from and against any and all claims, damages, losses, costs and expenses of any kind, government actions or claims, and government fines, including, without limitation, for injury to or death of any person, damage to or destruction of any property, real or personal (including but not limited to property owned, leased or under the control of Client) and also including without limitation reasonable attorney fees and costs incurred by the Indemnified Part(ies) (provided the other party may, at its expense, provide legal counsel reasonably approved by the Indemnified Party(ies) to assume the Indemnified Party's (ies') defense, which shall relieve the other party of any obligation to indemnify the Indemnified Party (ies) for attorney fees and costs), arising out of or resulting

from any Services provided to guests or customers on the Property, or failure of either party to comply with governmental rules, regulations or approvals. Neither party shall not be obligated to indemnify any Indemnified Party for matters arising from the gross negligence or willful misconduct of such Indemnified Party. Each party will promptly notify the other of any claim made or suit brought within the scope of this Section.

f) Insurance.

Provider shall, at its sole cost and expense, procure and maintain during the term of this Agreement, with insurers of recognized financial responsibility qualified to do business in the location of the Property, the following insurance and shall provide certificates that name Client and those additional parties reasonably deemed necessary by Client as additionally insured:

(1) Commercial General Liability insurance, including, comprehensive general liability (including premises, products and completed operations, contractual liability and personal injury coverage) and automobile liability covering all Services performed by Provider under this Agreement, including the ownership, operation or use of all licensed and unlicensed vehicles used at or on the Property. Such coverage shall be in an amount of not less than $1,000,000 bodily injury and property damage combined, with deductibles approved by the Client.

(2) Workers Compensation: Statutory Limits

g) Independent Contractor.

The relationship of Provider to Client shall be that of independent contractor for all purposes, and in no event shall persons employed by either party be held or construed to be employees of the other. All persons performing work hereunder for Provider and the manner and details of performance thereof, shall be under the exclusive control of Provider, and Provider shall have the sole right to direct such persons.

h) Assignment

Neither party may assign this agreement without the express written consent of the other party, which consent shall not be unreasonably withheld, except that either partymay assign its rights under this agreement to an entity into which such party is hereafter merged or consolidated. Notwithstanding anything to the contrary, this shall not be construed as prohibiting the Provider from using sub contractors as deemed necessary and approved by Client in writing in advance.

i) Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

j) Trademarks and Logos.

i) Client hereby grants to Provider the limited, nontransferable and nonexclusive right to use Client's name, logos, trademarks, service marks, and photos of Client's Property (collectively referred to as "Client Marks"), subject to the following restrictions:

(1) Provider shall make no use of Client Marks other than as approved by Client in writing;

(2) Provider shall use only current Client Marks, as may be determined by Client, and if Client Marks are changed, Provider shall discontinue use of any old Client Marks upon request of Client, except that any previously printed materials using any Client Marks may continue to be used for no more than six (6) months after introduction of new Client Marks;

(3) Client may require Provider to include such trademark, service mark or copyright notices in connection with Client Marks as may be necessary in Client's reasonable judgment;

(4) In the event of Client's written objection to use of any of the Client Marks, Provider shall, subject to (2) above, immediately discontinue use of such Client Marks; and

(5) Client Marks shall remain the exclusive property of Client. The rights to use thereof granted hereunder shall terminate immediately upon the expiration or earlier termination of this Agreement, and all use of Client Marks by Provider and the goodwill associated therewith shall inure to the sole benefit of and be on behalf of Client and its affiliates for purposes of trademark and service mark ownership.

ii) Provider hereby grants to Client the limited, nontransferable and nonexclusive right to use of Provider name, logos, trademarks, and service marks (collectively referred to as "Provider Marks"), subject to the following restrictions:

(1) Client shall make no use of Provider Marks other than as approved by Provider in writing;

(2) Client shall use only current Provider Marks, as may be determined by Provider, and if Provider Marks are changed, Client shall discontinue use of any old Provider Marks upon request of Provider, except that any previously printed materials using any Provider Marks may continue to be used for no more than six (6) months after introduction of new Provider Marks;

(3) Provider may require Client to include such trademark, service mark or copyright notices in connection with Provider Marks as may be necessary in Provider reasonable judgment;

(4) In the event of Provider written objection to use of any of the Provider Marks, subject to (2) above, Client shall immediately discontinue use of such Provider Marks; and

(5) Provider Marks remain the exclusive property of Provider. The rights to use thereof granted hereunder shall terminate immediately upon the expiration or earlier termination of this Agreement, and all use of Provider Marks by Client and the goodwill associated therewith shall inure to the sole benefit of and be on behalf of Provider and its affiliates for purposes of trademark and service mark ownership.

iii) Any transfer or assignment of this Agreement authorized by the provisions of Section 2 hereof shall include the rights to use the Trademarks and Logos as provided herein.

k) Default Provision.

i) This Agreement may be terminated, by the non-defaulting party in the event of a material breach of any material provision of this Agreement not cured within (i) ten (10) days for monetary defaults and (ii) ten (10) days for non-monetary defaults after written notice of such default, unless the defaulting party undertakes curative action for a non-monetary default within said time period and uses due diligence and good faith efforts to cure thereafter, provided that the Client shall have no obligation to give notice to the Provider more than twice during any 12-month period for the same or a similar default hereunder including, without limitation, the failure and/or refusal and/or inability of the Provider to provide quality Services, as provided herein.

ii) Notwithstanding subsection (a) above, the following matters shall be considered a default under this Agreement and the non-defaulting party may immediately terminate this Agreement if (i) the other party petitions for relief under the Federal Bankruptcy Code or under state bankruptcy laws; (ii) any involuntary petition thereunder is filed against the other party or its parent and not dismissed within sixty (60) days; (iii) relief under the Federal Bankruptcy Code or state bankruptcy laws is granted with respect to the other party or its parent as a debtor; (iv) a receiver is appointed for the other party's business or that of its parent; (v) the other party or its parent makes a general assignment for the benefit of creditors; or (vi) the other party ceases doing business.

iii) Except as expressly set forth herein, no remedy herein conferred upon or reserved to a party herein is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and in addition to every other remedy given under this Agreement or now or hereafter existing at law, in equity or by statute. Except as expressly set forth herein, no delay or omission to exercise any

right or power accruing upon any default shall impair any such right or power or be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient.

iv) Uncured material default by Provider under the terms and provisions of any agreement relating to locations other than the Property, at the option of the Client, shall constitute a default hereunder.

l) Notices.

Any notices, requests or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand, by overnight courier, or by facsimile transmission ("Fax"), or mailed by United States registered or certified mail, return receipt requested, postage prepaid, and addressed to the appropriate party at its address or to its Fax number, as appropriate, as set forth below:

To Client:
Park 'N Fly, Inc.
2060 Mt. Paran Road, N.W., Suite 207
Atlanta, Georgia 30327
Attention: Tony Paalz
Fax:

To Provider:
Ecologic Products, Inc.
Attn: William N. Plamondon III
1333 Ocean Ave. Suite D
Santa Monica, CA 90401
Fax:

Any such notice, request, or other communication shall be considered given on the date of hand or courier delivery if delivered by hand or overnight courier, on the date of receipt if delivered by Fax, or five (5) business days after the date of deposit in the United States mail as provided above. Rejection or other refusal to accept or inability to deliver because of changed address or Fax number of which no notice was given shall not affect the validity or the effectiveness of the notice, request or other communication. By giving at least ten (10) days' prior written notice thereof, either party may from time to time and at any time change its mailing address or Fax number hereunder.

m) Entire Agreement; Amendments.

This Agreement is the entire agreement of the parties and shall supersede any previously executed agreements or any oral understandings between the parties relating to the subject matter of this Agreement. This Agreement may not be amended, modified or supplemented except by a written instrument duly executed by the parties hereto.

n) Severability.

If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable in any respect or with respect to any provision or Confidential

continue in full force and effect without being impaired or invalidated and shall be enforced to the full extent permitted by law.

o) Exclusive Provider of the Services at the Property.

Client and Provider recognize and agree that Provider has invested substantial time and resources into developing the concept of the Services for the Property and that the success of the Services at the Property depends primarily upon being the sole provider of the Services at the Property. Client agrees that during the term of this Agreement it will not enter into any agreements with any third parties to provide the Services.

p) Time is of the Essence of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed in their name and on their behalf.

Park N' Fly, Inc.

By: ______________________
Tony Paalz
Its President and CEO

Ecologic Products, Inc.

By: ______________________
William A. Plamondon
Its President and CEO